Exhibit 99.1

Q1 FISCAL 2025 LETTER TO SHAREHOLDERS April 23, 2025

Dear shareholders,

We are excited to provide an update on our activities over the first quarter of 2025.

Launch Program Update

We continue to work closely with our prospective launch customer. As a reminder, this launch program is designed to be a low-volume but high-visibility project. It is intended to serve as a real-world vehicle demonstration, highlighting the exceptional performance characteristics of our technology platform as a step toward large-scale commercialization. The program is planned to unfold over multiple phases, with field testing slated to begin in 2026.

This quarter, we have commenced shipping QSE-5 samples to our prospective launch customer for module and systems-level integration and testing, including design validation and calibration of the battery management system. This is consistent with our development approach: we focus on getting rapid customer feedback while making systematic and methodical improvements. We are tracking to the shipment targets we have established with our launch customer.

These shipments are powered by our Raptor separator process, which is exceeding our key internal benchmarks for yield and quality. Raptor is our workhorse for both customer shipments and development activities on our technology platform as we progress toward baselining our Cobra process. Cobra is a step-change innovation in ceramics processing, which can enable an order-of-magnitude improvement in separator productivity relative to Raptor.

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Separator processing equipment undergoing qualification.

2025 Annual Goals

Our first key goal for the year is to bring the Cobra separator process into baseline production. This project is ahead of schedule: all the required separator processing equipment has already been installed, and qualification is progressing well. We expect to bring Cobra into the baseline in Q2.

Our second goal is to install higher-volume cell assembly equipment to match the higher throughput of Cobra. Working as a joint team with on-site PowerCo engineers, we are enhancing the level of equipment automation, which will allow us to increase the output and quality of QSE-5 samples. These equipment designs also represent an important piece of the technology platform that PowerCo will use in their large-scale production. We have placed purchase orders for key pieces of equipment and will upgrade the baseline continuously as they arrive.

Our third goal for 2025 is to begin shipping QSE-5 B1 samples, and this goal remains on track. The increased volumes of QSE-5 cells enabled by Cobra separator production will go into the launch program, which is intended to demonstrate the exceptional performance capabilities of the QSE-5 platform in a real-world application. B1 cells are the version that will supply the field testing phase of the launch program in 2026.

We report on our fourth annual goal in the Commercial Engagement Update below.

Commercial Engagement Update

We continue to intensify development activities with PowerCo, the battery manufacturing company of the Volkswagen Group, as we work toward industrializing our technology for gigawatt-hour-scale production. In Q1, we welcomed to our San Jose facilities Hans Dieter Pötsch, chairman of the Supervisory Board of the Volkswagen Group, Thomas Schmall, chairman of the Supervisory Board of PowerCo, and Frank Blome, the CEO of PowerCo, to personally review the progress made by the joint team.

Leadership from PowerCo and Volkswagen Group with QuantumScape CEO Siva Sivaram (second from left) in March 2025

PowerCo is the anchor customer in our growing technology ecosystem. To further expand this ecosystem, we are working with additional automotive OEM customers, as mentioned in our Q4 2024 Shareholder Letter. We are also building a global network of equipment vendors, materials suppliers, contract manufacturers, and technology partners, leveraging the expertise of industry leaders across the value chain.

To that end, we have announced the first phase of an agreement to explore a collaboration with Murata Manufacturing for ceramics production. Murata Manufacturing is a worldwide leader in ceramic materials and electronics manufacturing headquartered in Kyoto, Japan and has decades of experience manufacturing advanced ceramics for electronic components, energy storage and industrial applications. By combining our groundbreaking Cobra separator production process with Murata’s proven capabilities and global manufacturing strength, we can accelerate the industrialization of our solid-state battery technology while maintaining our strong focus on innovation and technological advancement.

Representatives of the Volkswagen Group and PowerCo reviewing the joint team’s progress on industrialization of the QSE-5 technology platform.

Financial Outlook

Capital expenditures in the first quarter were $5.8M. Q1 capex primarily supported facilities and equipment purchases as we prepare for higher-volume QSE-5 B1 sample production using the Cobra separator process. We reiterate our full-year guidance for capex of between $45M and $75M.

GAAP operating expenses and GAAP net loss in Q1 were $123.6M and $114.4M, respectively. Adjusted EBITDA loss was $64.6M in Q1, in line with expectations. A table reconciling GAAP net loss and Adjusted EBITDA is available in the financial statement at the end of this shareholder letter. We reiterate our full-year guidance for Adjusted EBITDA loss to be between $250M and $280M.

We ended Q1 with $860.3M in liquidity and maintain our guidance that our cash runway extends into the second half of 2028. Any additional funds from customer inflows or capital markets activity would further extend this cash runway.

As always, we encourage investors to read more on our financial information, business outlook, and risk factors in our quarterly and annual SEC filings on our investor relations website.

Strategic Outlook

This quarter we released our Strategic Blueprint. This is our playbook for commercializing our next-generation battery technology at a global scale, and we encourage all shareholders to read it. Here, we’d like to highlight a few important aspects of this blueprint.

First, as a technology company, we believe our business model is resilient to changes in global trade regimes. By partnering with customers around the world and licensing our technology for their own production, we can achieve a global impact while limiting our exposure to the risks presented by policy changes.

Second, we will continue to create value by pushing the technology frontier. We have a development roadmap of future innovation in battery technology that builds on our solid-state lithium-metal platform, innovations designed to unlock even higher performance, drive wider adoption, and increase our value creation as a company.

Finally, we are building an ecosystem of partners to help rapidly bring our technology to the world. Technological revolutions can only happen when companies around the world see the opportunity and work together to make it a reality. Our framework agreement with Murata Manufacturing represents another important step in this direction.

The electric powertrain is set to dominate the global automotive industry, and automakers are looking to solid-state battery technology to remain competitive. We believe our technology edge, when combined with our strong balance sheet and consistent record of execution, sets us apart as the clear leader in solid-state batteries, and we are well positioned to expand our advantage over our competitors in this space and generate exceptional shareholder value over the long term.

Thank you for your support, and we are excited to report on our continued progress over the coming quarter.

Dr. Siva Sivaram President, CEO and Director	Kevin Hettrich CFO

QuantumScape Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In Thousands)

	March 31,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$153,555	$140,866
Marketable securities	706,754	769,901
Prepaid expenses and other current assets	11,173	11,519
Total current assets	871,482	922,286
Property and equipment, net	289,465	299,992
Right-of-use assets - finance lease	21,549	22,267
Right-of-use assets - operating lease	50,144	51,472
Other assets	26,252	26,378
Total assets	$1,258,892	$1,322,395
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,786	$6,466
Accrued liabilities	22,176	17,447
Accrued compensation and benefits	13,332	32,212
Operating lease liability, short-term	5,693	5,526
Finance lease liability, short-term	3,319	3,233
Total current liabilities	52,306	64,884
Operating lease liability, long-term	51,474	52,913
Finance lease liability, long-term	30,995	31,865
Other liabilities	15,519	14,886
Total liabilities	150,294	164,548
Total stockholders’ equity	1,108,598	1,157,847
Total liabilities and stockholders’ equity	$1,258,892	$1,322,395

QuantumScape Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(In Thousands, Except per Share Amounts)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$95,589	$83,847
General and administrative	27,986	48,054
Total operating expenses	123,575	131,901
Loss from operations	(123,575)	(131,901)
Other income (expense):
Interest expense	(528)	(572)
Interest income	9,769	12,065
Other expense, net	(89)	(220)
Total other income	9,152	11,273
Net loss	(114,423)	(120,628)
Less: Net income attributable to non-controlling interest, net of tax of $0	—	20
Net loss attributable to common stockholders	$(114,423)	$(120,648)
Net loss	$(114,423)	$(120,628)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(328)	1,490
Total comprehensive loss	(114,751)	(119,138)
Less: Comprehensive income attributable to non-controlling interest	—	20
Comprehensive loss attributable to common stockholders	$(114,751)	$(119,158)

Basic and Diluted net loss per share	$(0.21)	$(0.24)
Basic and Diluted weighted-average common shares outstanding	548,006	496,145

QuantumScape Corporation

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In Thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net loss	$(114,423)	$(120,628)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,335	11,983
Amortization of right-of-use assets and non-cash lease expense	2,046	1,985
Amortization of premiums and accretion of discounts on marketable securities	(5,048)	(8,159)
Stock-based compensation expense	40,639	19,287
Other	40	107
Changes in operating assets and liabilities:
Prepaid expenses and other current assets and other assets	472	(22,679)
Accounts payable, accrued liabilities and accrued compensation and benefits	(1,532)	61,564
Operating lease liability	(1,272)	(1,261)
Other liabilities	(6)	(144)
Net cash used in operating activities	(60,749)	(57,945)
Investing activities
Purchases of property and equipment	(5,835)	(14,120)
Proceeds from maturities of marketable securities	281,220	384,639
Proceeds from sales of marketable securities	—	1,245
Purchases of marketable securities	(213,352)	(265,265)
Net cash provided by investing activities	62,033	106,499
Financing activities
Proceeds from exercise of stock options	11,182	1,948
Proceeds from issuance of common stock, net of issuance costs paid	1,007	—
Principal payment for finance lease	(784)	(705)
Net cash provided by financing activities	11,405	1,243
Net increase in cash, cash equivalents and restricted cash	12,689	49,797
Cash, cash equivalents and restricted cash at beginning of period	158,914	160,572
Cash, cash equivalents and restricted cash at end of period	$171,603	$210,369
Supplemental disclosure
Cash paid for interest	$528	$572
Purchases of property and equipment, not yet paid	$4,624	$9,772
Common stock issuance costs, accrued but not paid	$110	$—

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, non-controlling interest, revaluations, impairments, stock-based compensation, depreciation and amortization expense, and other non-recurring charges. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

($ in Thousands)	Three Months Ended March 31,
	2025	2024
GAAP net loss attributable to Common Stockholders	$(114,423)	$(120,648)
Interest expense (income), net	(9,241)	(11,493)
Other expense (income), net	89	220
Net gain (loss) attributable to non-controlling interests	—	20
Stock-based compensation	40,639	19,287
Litigation settlement accrual and legal fees, net	—	24,455
Non-GAAP operating loss	$(82,936)	$(88,159)
Depreciation and amortization expense	18,376	11,983
Adjusted EBITDA	$(64,560)	$(76,176)

Management’s Use of Non-GAAP Financial Measures

This letter includes certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this letter, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the federal securities laws based on management’s current expectations as of the date of this letter. All statements, other than historical facts, including those about the Company’s battery technology, benefits, performance, goals, operations, cash usage, spending, and investment, are forward-looking statements. Words like “may,” “will,” “can,” “estimate,” “when,” “aim,” “pro forma,” “expect,” “plan,” “believe,” “designed,” “slate,” “allow,” “focus,” “potential,” “predict,” “target,” “forecast,” “should,” “would,” “could,” “continue,” “capable,” “ongoing,” “project,” “intend,” “anticipate,” “enable,” “promising,” “working toward,” “progress toward,” “step toward,” “prospective,” “roadmap,” and the negative of such terms and other similar expressions identify forward-looking statements, though not all forward-looking statements include these words. These statements rely on management’s current expectations, assumptions, and available information about future events and involve significant risks and uncertainties that could cause actual results to differ materially.

Many factors are outside the Company’s control and difficult to predict, and include without limitation those listed here. The Company’s 2025 goals are ambitious and subject to various risks and uncertainties. The Company could face significant delays or technical challenges replicating and scaling performance from its earlier low-volume sample cells, achieving the quality, consistency, reliability, safety, cost, and throughput required for commercial production, and developing a cell architecture meeting all technical requirements and customer expectations. The Company has encountered and may encounter delays, unforeseen technical issues, and other obstacles in developing, acquiring, installing, and operating new manufacturing equipment for automated or continuous-flow processes like Raptor and Cobra, including vendor delays, supply chain disruptions, and challenges in optimizing its manufacturing processes and transitioning from Raptor to Cobra. The Company may encounter delays and cost overruns hiring and retaining the engineers needed to expand development and production, including under the Collaboration Agreement with PowerCo, building out or scaling our pilot line in San Jose, and establishing supply relationships for required materials, components, or equipment, including in contract manufacturing relationships. Delays in increasing sample production have previously slowed the Company’s development. Such delays could affect our sample delivery and delay or prevent successful demonstration, commercialization of our products, entry into the IP License Agreement with PowerCo, or engagement with new partners across the battery value chain. Our relationship with Volkswagen and PowerCo faces risks that could adversely affect our business and future prospects. The Company may encounter delays, difficulties, and technical challenges collaborating with PowerCo or other partners to industrialize its battery technology. Delays or difficulties meeting technical milestones, including those required to trigger the IP License Agreement and royalty prepayment, scaling up our pilot line in San Jose, or readying our technology platform for transfer to prospective licensees, could cause prospective customers and partners not to purchase cells or license our technology. If the Company does not enter the IP License Agreement with PowerCo, it will not receive the royalty prepayment or other expected benefits. Certain agreements and relationships currently or may in the future restrict our operations, commercialization, and revenue. While our collaboration with Murata Manufacturing and other partners across the battery value chain could accelerate industrialization of the Company’s solid-state battery technology, there is no assurance these engagements will progress beyond initial phases or achieve intended outcomes. The Company may be unable to control costs tied to its operations and the components needed to build solid-state battery cells at competitive prices. The Company’s spending may exceed current expectations, requiring additional fundraising, including in public markets, which may dilute our investors’ ownership. The Company may face difficulties from changes in its economic and financial conditions and market conditions affecting demand for its technology, potentially hindering success in the battery industry or undermining confidence in its long-term business among partners and customers. The Company faces competition from major manufacturers, automotive OEMs, and new entrants, including conventional lithium-ion battery suppliers, in developing and commercializing solid-state battery technology. If the Company cannot protect or assert its intellectual property, its business and competitive position would be harmed. The Company cautions the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of their date.

Except as required by law, the Company disclaims any duty to update forward-looking statements. If assumptions prove incorrect, actual results and projections could differ materially from those in forward-looking statements. Additional information about these and other factors that could materially affect the Company’s actual results can be found in the Company’s SEC filings, available at www.sec.gov.